Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of National Holdings Corporation (the “Company”) on Form S-3, File No. 333-226853 and Form S-8, File No. 333-231832 of our report dated December 21, 2018, on our audit of the consolidated financial statements of the Company as of September 30, 2018, and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ BDO USA LLP

BDO USA LLP
New York, New York
December 30, 2019